Plexus Announces Fiscal Third Quarter 2017 Financial Results

•	Fiscal third quarter 2017 revenue of $619 million

•	GAAP diluted EPS of $0.74

•	Initiates fiscal fourth quarter 2017 revenue guidance of $660 to $700 million with GAAP diluted EPS of $0.77 to $0.87

NEENAH, WI – July 19, 2017 – Plexus (NASDAQ: PLXS) today announced financial results for its fiscal third quarter ended July 1, 2017, and guidance for its fiscal fourth quarter ending September 30, 2017.

	Three Months Ended
	Jul 1, 2017	Jul 1, 2017	Sept 30, 2017
	Q3F17 Results	Q3F17 Guidance	Q4F17 Guidance
Summary GAAP Items
Revenue (in millions)	$619	$595 to $625	$660 to $700
Operating margin	4.8%	4.8% to 5.2%	4.7% to 5.1%
Diluted EPS (1)	$0.74	$0.68 to $0.76	$0.77 to $0.87

Summary Non-GAAP Items (2)
Return on Invested Capital (ROIC)	16.1%
Economic Return	5.6%
(1)	Includes stock-based compensation expense of $0.13 for Q3F17 results and $0.13 for Q4F17 guidance.
(2)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as ROIC and Economic Return, and a reconciliation of these measures to GAAP.

Fiscal Third Quarter 2017 Information

•	Won 32 Manufacturing Solutions programs during the quarter representing approximately $220 million in annualized revenue when fully ramped into production

•	Trailing four quarter Manufacturing Solutions wins total approximately $839 million in annualized revenue when fully ramped into production

•	Purchased $10 million of our shares at an average price of $52.40 per share

Todd Kelsey, President and CEO, commented, “I am pleased we delivered fiscal third quarter revenue and GAAP EPS above the midpoint of our guidance range. Our continued strong operating performance enabled us to achieve our fifth consecutive quarter within or above our target operating margin range of 4.7% to 5.0%.”

Patrick Jermain, Senior Vice President and CFO, commented, “Our fiscal third quarter ROIC was 16.1%, a result that is 560 basis points above our weighted average cost of capital and exceeds our 500 basis point Economic Return goal. Consistent with our expectations, fiscal third quarter working capital requirements increased to support new program ramps occurring during the fiscal fourth quarter. Despite the additional working capital requirements, we delivered approximately $7 million of free cash flow during the quarter and expect to improve on this result during the fiscal fourth quarter.”

Mr. Kelsey concluded, “We expect fiscal fourth quarter revenue to increase significantly as a result of ramping previously reported program wins. Consequently, we are guiding fiscal fourth quarter revenue in the range of $660 to $700 million. At this revenue level, in conjunction with continued strong operating performance, we anticipate GAAP EPS in the range of $0.77 to $0.87. Our wins momentum and qualified funnel of opportunities remain robust, giving us confidence that we can achieve meaningful growth in fiscal 2018.”

Quarterly Comparison	Three Months Ended
	Jul 1, 2017	Apr 1, 2017	Jul 2, 2016
(in thousands, except EPS)	Q3F17	Q2F17	Q3F16
Revenue	$618,832	$604,349	$667,616
Gross profit	$61,185	$63,800	$62,498
Operating income	$29,469	$32,571	$30,918
Net income	$25,579	$29,295	$26,099
Diluted EPS	$0.74	$0.84	$0.76
Adjusted net income*	$25,579	$29,295	$27,904
Adjusted diluted EPS*	$0.74	$0.84	$0.82

Gross margin	9.9%	10.6%	9.4%
Operating margin	4.8%	5.4%	4.6%
Adjusted operating margin*	4.8%	5.4%	4.9%

ROIC*	16.1%	16.8%	13.0%
Economic Return*	5.6%	6.3%	2.0%
*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.
Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. Top 10 customers comprised 54% of revenue during the quarter, consistent with the fiscal second quarter of 2017.

Business Segments ($ in millions)	Three Months Ended
	Jul 1, 2017 Q3F17	Apr 1, 2017 Q2F17	Jul 2, 2016 Q3F16
Americas	$265	$272	$359
Asia-Pacific	326	310	293
Europe, Middle East, and Africa	53	44	41
Elimination of inter-segment sales	(25)	(22)	(25)
Total Revenue	$619	$604	$668

Market Sectors ($ in millions)	Three Months Ended
	Jul 1, 2017 Q3F17		Apr 1, 2017 Q2F17		Jul 2, 2016 Q3F16
Healthcare/Life Sciences	210	34%	205	34%	207	31%
Industrial/Commercial	201	32%	192	32%	202	30%
Communications	99	16%	108	18%	156	23%
Defense/Security/Aerospace	109	18%	99	16%	103	16%
Total Revenue	$619		$604		$668

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the information below and the Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for the fiscal third quarter of 2017 was 16.1%. The Company defines ROIC as tax-effected annualized adjusted operating profit divided by average invested capital over a four-quarter period for the third quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2017 is 10.5%. ROIC for the quarter less the Company’s weighted average cost of capital resulted in an Economic Return of 5.6%.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended July 1, 2017, cash flows provided by operations was $16.3 million, less capital expenditures of $9.8 million, resulting in free cash flow of $6.5 million. For the nine months ended July 1, 2017, cash flows provided by operations was $121.9 million, less capital expenditures of $24.4 million, resulting in free cash flow of $97.5 million.

Cash Cycle Days	Three Months Ended
	Jul 1, 2017 Q3F17	Apr 1, 2017 Q2F17	Jul 2, 2016 Q3F16
Days in Accounts Receivable	47	48	51
Days in Inventory	107	103	87
Days in Accounts Payable	(65)	(64)	(62)
Days in Cash Deposits	(13)	(14)	(13)
Annualized Cash Cycle Days*	76	73	63
*We calculate cash cycle days as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal Q3 2017 Earnings Conference Call and Webcast
When:	Thursday, July 20, 2017 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com, or directly at: http://edge.media-server.com/m/p/r43kdvvi

Conference call at +1.800.708.4540 with passcode: 45130654

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 45130654

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Healthcare/Life Sciences, Industrial/Commercial, Communications and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including as a result of a facility closure; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions, trade protection measures, and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom's pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2016 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Jul 1,	Jul 2,	Jul 1,	Jul 2,
	2017	2016	2017	2016
Net sales	$618,832	$667,616	$1,858,200	$1,902,940
Cost of sales	557,647	605,118	1,668,859	1,737,111
Gross profit	61,185	62,498	189,341	165,829
Selling and administrative expenses	31,716	29,775	93,398	84,812
Restructuring and other charges	—	1,805	—	5,229
Operating income	29,469	30,918	95,943	75,788
Other income (expense):
Interest expense	(3,294)	(3,637)	(9,830)	(10,845)
Interest income	1,299	1,134	3,555	3,081
Miscellaneous	(103)	297	1,147	(2,451)
Income before income taxes	27,371	28,712	90,815	65,573
Income tax expense	1,792	2,613	7,762	8,239
Net income	$25,579	$26,099	$83,053	$57,334
Earnings per share:
Basic	$0.76	$0.78	$2.47	$1.72
Diluted	$0.74	$0.76	$2.40	$1.68
Weighted average shares outstanding:
Basic	33,669	33,402	33,636	33,379
Diluted	34,568	34,174	34,585	34,043

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jul 1,	Oct 1,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$519,172	$432,964
Restricted cash	787	—
Accounts receivable	318,168	416,888
Inventories	653,101	564,131
Prepaid expenses and other	29,581	19,364
Total current assets	1,520,809	1,433,347
Property, plant and equipment, net	305,763	291,225
Deferred income taxes	4,786	4,834
Other	37,274	36,413
Total non-current assets	347,823	332,472
Total assets	$1,868,632	$1,765,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$267,297	$78,507
Accounts payable	394,220	397,200
Customer deposits	81,326	84,637
Accrued salaries and wages	46,844	41,806
Other accrued liabilities	45,449	48,286
Total current liabilities	835,136	650,436
Long-term debt and capital lease obligations, net of current portion	26,138	184,002
Other liabilities	16,052	14,584
Total non-current liabilities	42,190	198,586
Total liabilities	877,326	849,022
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
51,856 and 51,272 shares issued, respectively,
and 33,583 and 33,457 shares outstanding, respectively	519	513
Additional paid-in-capital	547,586	530,647
Common stock held in treasury, at cost, 18,273 and 17,815, respectively	(563,824)	(539,968)
Retained earnings	1,020,196	937,144
Accumulated other comprehensive loss	(13,171)	(11,539)
Total shareholders’ equity	991,306	916,797
Total liabilities and shareholders’ equity	$1,868,632	$1,765,819

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jul 1,	Apr 1,	Jul 2,
	2017	2017	2016
Operating income, as reported	$29,469	$32,571	$30,918
Operating margin, as reported	4.8%	5.4%	4.6%

Non-GAAP adjustments:
Restructuring and other charges*	—	—	1,805
Adjusted operating income	$29,469	$32,571	$32,723
Adjusted operating margin	4.8%	5.4%	4.9%

Net income	$25,579	$29,295	$26,099

Non-GAAP adjustments:
Restructuring and other charges*	—	—	1,805
Adjusted net income	$25,579	$29,295	$27,904

Diluted earnings per share	$0.74	$0.84	$0.76

Non-GAAP adjustments:
Restructuring and other charges*	—	—	0.06
Adjusted diluted earnings per share	$0.74	$0.84	$0.82

*Summary of restructuring and other charges
Employee termination and severance costs	$—	$—	$1,641
Other exit costs	—	—	164
Total restructuring and other charges	$—	$—	$1,805

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	Jul 1,		Apr 1,		Jul 2,
	2017		2017		2016
Operating income, as reported		$95,943		$66,474		$75,788
Restructuring and other charges	+	—	+	—	+	5,229
Adjusted operating income		$95,943		$66,474		$81,017
	÷	3			÷	3
		31,981				27,006
	x	4	x	2	x	4

Annualized adjusted operating income		$127,924		$132,948		$108,024
Tax rate	x	8%	x	9%	x	11%
Tax impact		10,234		11,965		11,883
Adjusted operating income (tax effected)		$117,690		$120,983		$96,141

Average invested capital	÷	$730,286	÷	$718,524	÷	$738,397

ROIC		16.1%		16.8%		13.0%
Weighted average cost of capital	-	10.5%	-	10.5%	-	11.0%
Economic return		5.6%		6.3%		2.0%

	Three Months Ended
Average Invested Capital	Jul 1,	Apr 1,	Dec 31,	Oct 1,
Calculations	2017	2017	2016	2016
Equity	$991,306	$961,438	$927,542	$916,797
Plus:
Debt - current	267,297	92,623	78,879	78,507
Debt - long-term	26,138	185,638	184,136	184,002
Less:
Cash and cash equivalents	(519,172)	(524,520)	(496,505)	(432,964)
	$765,569	$715,179	$694,052	$746,342

	Three Months Ended
Average Invested Capital	Jul 2,	Apr 2,	Jan 2,	Oct 3,
Calculations	2016	2016	2016	2015
Equity	$895,175	$871,111	$850,794	$842,272
Plus:
Debt - current	78,279	2,300	2,864	3,513
Debt - long-term	184,479	259,565	259,289	259,257
Less:
Cash and cash equivalents	(433,679)	(409,796)	(354,728)	(357,106)
	$724,254	$723,180	$758,219	$747,936